Exhibit (d)(a)(17)

Schedule A

to

Advisory Agreement, dated January 1, 2005 (effective April 29, 2016)

PORTFOLIO	ANNUAL INVESTMENT ADVISORY FEE (as a percentage of average daily net assets)
Portfolio Optimization Conservative Portfolio Portfolio Optimization Moderate-Conservative Portfolio Portfolio Optimization Moderate Portfolio Portfolio Optimization Growth Portfolio Portfolio Optimization Aggressive-Growth Portfolio	0.10%
International Value Portfolio Mid-Cap Equity Portfolio	0.65% of first $4 billion 0.63% on excess
Mid-Cap Value Portfolio	0.70% of first $1 billion 0.65% of next $1 billion 0.60% on excess
International Small-Cap Portfolio	0.85% of first $1 billion 0.82% of next $1 billion 0.79% of next $2 billion 0.77% on excess
Dividend Growth Portfolio	0.70% of first $100 million 0.66% on next $900 million 0.63% on next $3 billion 0.61% on excess
Main Street® Core Portfolio	0.45% of first $4 billion 0.43% on excess
Floating Rate Loan Portfolio Small-Cap Value Portfolio Small-Cap Equity Portfolio	0.75% of first $1 billion 0.72% of next $1 billion 0.69% of next $2 billion 0.67% on excess
Technology Portfolio Health Sciences Portfolio	0.90% of first $1 billion 0.87% of next $1 billion 0.84% of next $2 billion 0.82% on excess
Short Duration Bond Portfolio Diversified Bond Portfolio Managed Bond Portfolio Inflation Managed Portfolio High Yield Bond Portfolio	0.40% of first $4 billion 0.38% on excess
Growth Portfolio	0.55% of first $4 billion 0.53% on excess
Focused Growth Portfolio Large-Cap Growth Portfolio Comstock Portfolio	0.75% of first $100 million 0.71% on next $900 million 0.68% on next $3 billion 0.66% on excess
Small-Cap Growth Portfolio	0.60% of first $4 billion 0.58% on excess
International Large-Cap Portfolio	0.85% of first $100 million 0.77% on next $900 million 0.75% on next $3 billion 0.73% on excess
Equity Index Portfolio	0.05% of first $4 billion 0.03% on excess
Small-Cap Index Portfolio	0.30% of first $4 billion 0.28% on excess
Emerging Markets Portfolio	0.80% of first $4 billion 0.78% on excess
Inflation Strategy Portfolio	0.40% of first $200 million 0.35% of next $800 million 0.34% of next $1 billion 0.33% on excess

Large-Cap Value Portfolio	0.65% of first $100 million 0.61% on next $900 million 0.58% on next $3 billion 0.56% on excess
Mid-Cap Growth Portfolio	0.70% of first $4 billion 0.68% on excess
Real Estate Portfolio	0.90% of first $100 million 0.82% on next $900 million 0.80% on next $3 billion 0.78% on excess
Long/Short Large-Cap Portfolio	1.00% on the first $4 billion 0.98% on excess
Floating Rate Income Portfolio	0.65% of first $1 billion 0.62% of next $1 billion 0.59% of next $2 billion 0.57% on excess
Emerging Markets Debt Portfolio	0.785% of first $1 billion 0.755% on next $1 billion 0.725% on next $2 billion 0.705% on excess
Currency Strategies Portfolio	0.65% of first $3 billion 0.63% on excess
Global Absolute Return Portfolio	0.80% of first $3 billion 0.78% on excess
Value Advantage Portfolio	0.66% of first $4 billion 0.64% on excess
Absolute Return Portfolio	0.80% on first $3 billion 0.78% on excess
Equity Long/Short Portfolio	1.15% of first $2.5 billion 1.13% on excess
Core Income Portfolio	0.50% on first $4 billion 0.48% on excess
Diversified Alternatives Portfolio PSF DFA Balanced Allocation Portfolio	0.20%

PORTFOLIO	ANNUAL INVESTMENT ADVISORY FEE (as a percentage of average daily net assets)
Pacific Dynamix – Conservative Growth Portfolio Pacific Dynamix – Moderate Growth Portfolio Pacific Dynamix – Growth Portfolio	0.20%
PD Large-Cap Value Index Portfolio PD Large-Cap Growth Index Portfolio PD Small-Cap Value Index Portfolio PD Small-Cap Growth Index Portfolio	0.14% of first $300 million 0.12% on excess
PD 1-3 Year Corporate Bond Portfolio	0.20% on first $50 million 0.19% on next $50 million 0.14% on excess
PD Aggregate Bond Index Portfolio	0.16% of first $50 million 0.15% on next $50 million 0.14% on excess
PD High Yield Bond Index Portfolio	0.35% of first $50 million 0.22% on next $50 million 0.14% on excess
PD International Large-Cap Portfolio	0.25% of first $100 million 0.20% on excess
PD Emerging Markets Portfolio	0.60% of first $50 million 0.35% on excess

EFFECTIVE: April 29, 2016

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.

Pacific Life Fund Advisors LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee

Name: Howard T. Hirakawa	Name: Laurene E. MacElwee

Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

Pacific Select Fund

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee

Name: Howard T. Hirakawa	Name: Laurene E. MacElwee

Title: Senior Vice President	Title: VP & Assistant Secretary